Exhibit 24.2
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Lyle Berman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Date
/s/ Timothy J. Cope	October 1, 2009

Timothy J. Cope

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